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                                                                    EXHIBIT 99.4

                 GENESYS TELECOMMUNICATIONS LABORATORIES, INC.
                       STOCK OPTION ASSUMPTION AGREEMENT


OPTIONEE: 1

          STOCK OPTION ASSUMPTION AGREEMENT issued as of the 30th day of December, 1997 by Genesys Telecommunications Laboratories, Inc., a California corporation ("Genesys").

          WHEREAS, the undersigned individual ("Optionee") holds one or more outstanding options to purchase shares of the common stock of Forte Advanced Management Software, Inc., a California corporation ("Forte"), which were granted to Optionee under the Forte 1996 Stock Plan (the "Plan"), and are evidenced by a Stock Option Agreement (the "Option Agreement") between Forte and Optionee.

          WHEREAS, Forte has this day been acquired by Genesys through merger of a wholly-owned Genesys subsidiary ("Acquisition Corporation") with and into Forte (the "Merger") pursuant to the Agreement of Merger and Reorganization dated as of December 30, 1997 by and among Genesys, Forte, Acquisition Corporation and certain shareholders of Forte (the "Merger Agreement").

          WHEREAS, the provisions of the Merger Agreement require Genesys to assume all obligations of Forte under all options outstanding under the Plan at the consummation of the Merger and to issue to the holder of each outstanding option an agreement evidencing the assumption of such option.

          WHEREAS, pursuant to the provisions of the Merger Agreement, the exchange ratio in effect for the Merger is 0.195086 of a share of Genesys common stock ("Genesys Stock") for each outstanding share of Forte common stock (the "Exchange Ratio").

          WHEREAS, this Agreement is to become effective immediately upon the consummation of the Merger (the "Effective Time") in order to reflect certain adjustments to Optionee's outstanding options under the Plan which have become necessary by reason of the assumption of those options by Genesys in connection with the Merger.

          NOW, THEREFORE, it is hereby agreed as follows:

          1. The stock options held by Optionee under the Plan immediately prior to the Effective Time (the "Forte Options") and the exercise price payable per share are set forth in Exhibit A hereto. Genesys hereby assumes, as of the Effective Time, all the duties and obligations of Forte under each of the Forte Options. In connection with such assumption, the number of shares of Genesys Stock purchasable under each Forte Option hereby assumed and the exercise price payable thereunder have been adjusted to reflect the Exchange Ratio at which shares of Forte common stock ("Forte Stock") were converted into shares of Genesys Stock in consummation of the Merger. Accordingly, the number of shares of Genesys Stock subject to
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each Forte Option hereby assumed shall be as specified for that option in attached Exhibit B, and the adjusted exercise price payable per share of Genesys Stock under the assumed Forte Option shall be as indicated for that option in attached Exhibit B.

          2. The intent of the foregoing adjustments to each assumed Forte Option is to assure that the spread between the aggregate fair market value of the shares of Genesys Stock purchasable under each such option and the aggregate exercise price as adjusted pursuant to this agreement will, immediately after the consummation of the Merger, equal the spread which existed, immediately prior to the Merger, between the then aggregate fair market value of the Forte Stock subject to the Forte Option and the aggregate exercise price in effect at such time under the Option Agreement. Such adjustments are also designed to preserve, immediately after the Merger, on a per share basis, the same ratio of exercise price per option share to fair market value per share which existed under the Forte Option immediately prior to the Merger.

          3. The following provisions shall govern each Forte Option hereby assumed by Genesys:

                    (a) Unless the context otherwise requires, all references to the "Company" in each Option Agreement and in the Plans (as incorporated into such Option Agreement) shall mean Genesys, all references to "common stock" shall mean shares of Genesys Stock, and all references to the "Board of Directors" or the "Committee" shall mean the Board of Directors of Genesys or the Compensation Committee of such Board.

                    (b) The grant date and the expiration date of each assumed Forte Option and all other provisions which govern either the exercisability or the termination of the assumed Forte Option shall remain the same as set forth in the Option Agreement applicable to that option and shall accordingly govern and control Optionee's rights under this Agreement to purchase Genesys Stock.

                    (c) The minimum exercise requirement under each assumed Forte Option shall be adjusted in accordance with the Exchange Ratio. However, such requirement shall not be applicable to the extent the assumed Forte Option is exercised for the total number of shares of Genesys Stock at the time purchasable thereunder.

                    (d) Each assumed Forte Option shall remain exercisable in accordance with the same installment exercise schedule in effect under the applicable Option Agreement immediately prior to the Effective Time, with the number of shares of Genesys Stock subject to each such installment adjusted to reflect the Exchange Ratio. Accordingly, no accelerated vesting of the Forte Options shall be deemed to automatically occur by reason of the Merger, and the grant date for each assumed Forte Option shall accordingly remain the same as in effect under the applicable Option Agreement immediately prior to the Merger.

                                       2
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                    (e) For purposes of applying any and all provisions of the
          Option Agreement relating to Optionee's continuous status as an employee, director or consultant with the Company, Optionee shall be deemed to continue in such status for so long as Optionee renders services as an employee, director or consultant to Genesys or any present or future Genesys subsidiary, including (without limitation) Forte. Accordingly, the provisions of the Option Agreement governing Optionee's status as an employee, director or consultant with Forte shall hereafter be applied on the basis of Optionee's status with Genesys and its subsidiaries.

                    (f) The adjusted exercise price payable for the Genesys Stock subject to each assumed Forte Option shall be payable in any of the forms authorized under the Option Agreement applicable to that option.

                    (g) In order to exercise each assumed Forte Option, Optionee must deliver to Genesys a written notice of exercise in which the number of shares of Genesys Stock to be purchased thereunder must be indicated. The exercise notice must be accompanied by payment of the adjusted exercise price payable for the purchased shares of Genesys Stock and should be delivered to Genesys at the following address:

                    Genesys Telecommunications Laboratories, Inc.
                    1155 Market Street
                    San Francisco, CA  94103
                    Attention:  Ms. Janice Baca Swanson

          4. Except to the extent specifically modified by this Option Assumption Agreement, all of the terms and conditions of each Option Agreement as in effect immediately prior to the Merger shall continue in full force and effect and shall not in any way be amended, revised or otherwise affected by this Stock Option Assumption Agreement.

                                       3
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          IN WITNESS WHEREOF, Genesys Telecommunications Laboratories, Inc. has
caused this Stock Option Assumption Agreement to be executed on its behalf by its duly-authorized officer as of the 30th day of December, 1997.


                              GENESYS TELECOMMUNICATIONS LABORATORIES, INC.

                              By:
                                 ------------------------------------------
                                 [Name of Company Representative],
                                 [Title]



                                 ACKNOWLEDGMENT


          The undersigned acknowledges receipt of the foregoing Stock Option Assumption Agreement and understands that all rights and liabilities with respect to each of his or her Forte Options hereby assumed by Genesys Telecommunications Laboratories, Inc. are as set forth in the Option Agreement, the Plan and such Stock Option Assumption Agreement.


                                  ---------------------------------------------
                                  1, OPTIONEE



DATED: __________________, 199__

                                       4
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                                   EXHIBIT A

              Optionee's Outstanding Options to Purchase Shares of
                    Forte Advanced Management Software, Inc.
                           Common Stock (Pre-Merger)



               Number of Option Shares  Exercise Price
               -----------------------  --------------

               2                        3
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                                   EXHIBIT B

              Optionee's Outstanding Options to Purchase Shares of
                 Genesys Telecommunications Laboratories, Inc.
                           Common Stock (Post-Merger)


               Number of Option Shares  Exercise Price
               -----------------------  --------------

               4                        5